STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

October 12, 2011

Job Number: C20111013-0043
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110736273-32	Stock Split	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20111013-0043
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20110736273-32
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/12/2011 2:38 PM
	Entity Number C6042-2002

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

2-TRACK GLOBAL, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Authorized shares: 75,000,000 of common stock; par value $0.001
Authorized shares: 5,000,000 of preferred stock; par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Authorized shares: 75,000,000 of common stock; par value $0.001
Authorized shares: 5,000,000 of preferred stock; par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock for each seventy (70) issued shares of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Each fractional share will be rounded up to the next whole share.

7. Effective date of filing: (optional) October 14, 2011
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________ President

Signature of Officer — Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 3-3-09

CARITA J HAMPTON
NOTARY PUBLIC
STATE OF NEW JERSEY
MY COMMISSION EXPIRES MAR. 4, 2016
I.D. # 2339840